UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2013

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, under the terms of the Stipulation and Settlement Agreement (the "Settlement Agreement") to settle the stockholder derivative lawsuit filed on April 28, 2010 by The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P. (collectively, "Huff") on behalf of Circle Entertainment Inc. (the "Company") against certain of the Company’s officers, directors and stockholders in the New York Supreme Court in Manhattan, New York (Index No. 650338-10), the Company agreed to, among other matters, elect to its Board of Directors (the "Board") an additional member who is "independent" (as defined in the Settlement Agreement and also as defined in the Company’s Charters for the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and by applicable rules of The NASDAQ Global Market and the Securities and Exchange Commission relating thereto) and have such additional independent member appointed by the Board to serve on the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, within sixty days of January 16, 2013, the effective date of the Settlement Agreement.

Effective March 1, 2013, in accordance with the requirements of the Settlement Agreement, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously elected Andrew Perel as a member of the Board of Directors to serve until the next annual meeting of stockholders or the earlier of his resignation, removal and death and appointed Mr. Perel to serve as a member of. the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Immediately prior to Mr. Perel’s election to the Board and his appointment to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, the Board increased the size of the Board to seven (7) members from six (6) members and increased the size of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee by one member.

The Board believes Mr. Perel’s experience in real estate finance and legal matters will make him an excellent addition to the Board..

As a non-employee director of the Company, Mr. Perel will receive the same compensation paid to all non-employee directors of the Company.

There are no arrangements or understandings between Mr. Perel and any other person pursuant to which he was selected as a director. There are no transactions between Mr. Perel and the Company of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Perel is a Partner at the law firm of Michaelman and Robinson. He was previously the Executive Vice-President, General Counsel and Secretary of a publicly traded real estate investment trust, and has worked as outside counsel to major financial institutions regarding real estate and capital markets transactions with emphasis on origination, securitization, mergers & acquisitions, corporate finance, litigation and insurance; providing due diligence, loss prevention, risk management and regulatory studies for the purchase, sale and financing of commercial real estate. Mr. Perel has also served as counsel to insurance and reinsurance companies prosecuting and defending declaratory judgment actions and has extensive experience in all aspects of general liability and environmental insurance coverage, defense and subrogation matters. He is on the Board of Directors for Trump Plaza, the Advisory Board for Lincoln Land Services (Chair), the Board of Directors for Sports Angels, Inc. and Chairs the Board of Directors for Manhattan Youth Baseball.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

March 1, 2013	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary